UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 30, 2014

ZAXIS INTERNATIONAL INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-15476

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

42 Ben Zvi Street, Ramat Gan, Israel	5224747
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (972) 525-795-082

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 30, 2014, Zaxis International Inc., a Delaware corporation (the "Registrant") entered into a non-binding Memorandum of Understanding ("MOU") with Emerald Medical Applications Ltd., a private limited liability company incorporated under the laws of the State of Israel ("Emerald"). Emerald develops and owns proprietary technologies and methods relating to detection and diagnosis of early-stage Melanoma.

    The MOU provides that the Registrant ad Emerald will enter into a reverse merger (the "Reverse Merger"), subject to the execution of a definitive agreement (the "Definitive Agreement"). The execution of Definitive Agreement and the closing of the Reverse Merger will be subject to the Registrant's raise of $800,000 from third party investors, including but not limited to the Registrant's existing stockholders (the "Investors"), at terms and conditions to be agreed upon by the Registrant and Emerald.

    Upon the closing, the holders of Emerald's capital stock will receive in exchange a number of shares of the Registrant's common stock equal to 45% of the Registrant's issued and outstanding common stock on a fully-diluted basis as at immediately following the closing of the Reverse Merger, excluding Registrant's securities to be issued to the Investors upon exercise of warrants issued to the Investors within the framework of the Reverse Merger. In addition, Emerald's holders will be issued up to an additional 21% of the Registrant's common stock in three equal tranches of 7% of the Registrant’s issued and outstanding common stock as at immediately following the closing of the Reverse Merger, subject to Emerald's achievement of certain milestones to be set forth in the Definitive Agreement.

The MOU is attached as Exhibit 10.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.2	Memorandum of Understanding dated December 30, 2014, filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Liron Carmel
CEO
Liron Carmel
  Date: January 2, 2015